SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2007

Jpak Group, Inc.
(Exact name of registrant as specified in Charter)

Nevada	333-125686	20-1977020
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

15 Xinghua Road
Qindao, Shandong Province
Postal Code 266041
People’s Republic of China
(Address of Principal Executive Offices)

(86-532) 8461 6387
(Issuer Telephone Number)

_____________________
(Former Address and Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On October 2, 2007, Jpak Group, Inc. (the “Company”) appointed Patrizio & Zhao, LLC, as its independent registered public accounting firm to replace Bagell, Josephs, Levine & Company, LLC following their dismissal on October 2, 2007. This action was ratified by the Company’s board of directors on October 2, 2007. During the fiscal years ended December 31, 2006 and 2005 and the subsequent interim period through October 2, 2007, the Company had no disagreements with Bagell, Josephs, Levine & Company, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Bagell, Josephs, Levine & Company, LLC would have caused it to make reference to the subject matter of the disagreements in its report. Bagell, Josephs, Levine & Company, LLC’s reports on the Company’s financial statements for the fiscal years ended December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. However, both reports contained an explanatory paragraph disclosing the uncertainty regarding the ability of the Company to continue as a going concern. A letter addressed to the Securities and Exchange Commission from Bagell, Josephs, Levine & Company, LLC stating that it agrees with the above statement was attached as an exhibit to this Current Report on 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On October 2, 2007, the Company’s board of directors approved changing the Company’s fiscal year from December 31 to June 30. As a result of the consummation of the share exchange (as disclosed in the Company’s Current Report on Form 8-K) on August 9, 2007, all the shares of Jpak Group Co. Ltd (“Jpak Cayman”) were transferred to the Company and Jpak Cayman became a wholly-owned subsidiary of the Company and at the same time the shareholders of Jpak Cayman were issued 23,005,000 shares of the Company’s common stock. The share exchange has been accounted for as a reverse acquisition under the purchase method of accounting for business combinations in accordance with generally accepted accounting principles in the United States of America, or “U.S. GAAP.” Reported results of operations of the combined group issued after completion of the transaction will reflect Jpak Cayman’s operations which had a fiscal year end of June 30.

Item 8.01. Other Events.

On October 1, 2007, the Company filed an amendment to the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock for the Company’s Series A Convertible Preferred Stock with the Secretary of State of the State of Nevada to clarify certain voting rights and limitations on conversion.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1(a) Amendment to the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of Jpak Group, Inc., filed with the Secretary of State of Nevada on October 1, 2007.

16.1 Letter, dated October 8, 2007 from Bagell, Josephs, Levine & Company, LLC regarding change in Certifying Accountants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPAK GROUP, INC.

By:	/s/ Yijun Wang
Yijun Wang
Dated: October 8, 2007	Chairman and Chief Executive Officer